Exhibit 99.1

KCG ANNOUNCES CONSOLIDATED LOSS OF $0.05 PER DILUTED SHARE

FOR THE FOURTH QUARTER OF 2015

KCG reports consolidated revenues of $262.7 million

and pre-tax loss of $7.1 million for the quarter

KCG increases tangible book value to $14.89 per share

and book value to $16.00 per share

JERSEY CITY, New Jersey – January 29, 2016 – KCG Holdings, Inc. (NYSE: KCG) today reported a consolidated loss of $4.6 million, or $0.05 per diluted share, for the fourth quarter of 2015. The fourth quarter consolidated loss includes a net tax benefit of approximately $1.3 million or $0.01 per diluted share primarily related to federal tax credits.

KCG also reported a pre-tax loss of $7.1 million. Included in this pre-tax loss are $19.8 million of gains on the sales of investments, $17.4 million of writedowns primarily related to assets of businesses held for sale and $3.2 million of writedowns of investments. Excluding these items, on a non-GAAP basis, fourth quarter 2015 pre-tax loss was $6.2 million. A reconciliation of GAAP to non-GAAP results is included in Exhibit 4.

Select Financial Results	($ in thousands, except EPS)
From Continuing Operations	4Q15	3Q15	4Q14
GAAP Revenues	262,661	377,036	346,139
Non-GAAP revenues*	246,134	377,036	344,023
Trading revenues, net	145,959	277,677	221,415
Commissions and fees	94,315	95,027	117,326
GAAP pre-tax (loss) income	(7,096)	35,419	26,531
GAAP EPS	(0.05)	0.24	0.23
Non-GAAP pre-tax (loss) income*	(6,220)	69,448	30,532

*	See Exhibit 4 for a reconciliation of GAAP to non-GAAP results

Fourth Quarter Highlights

•	KCG Electronic Trading increased average daily U.S. equity share volume from the 25 largest U.S. asset managers 37 percent year over year

•	KCG Acknowledge FI set a new quarterly record for average daily U.S. Treasury notional volume with a 51 percent rise year over year

•	KCG BondPoint set a new quarterly record for average daily fixed income par value traded with a 15 percent increase year over year

•	KCG completed the sales of investments including Aperture Group, the corporate parent of OptionsHouse

•	KCG repurchased 2.3 million shares of KCG Class A Common Stock for $29.4 million and 2.6 million warrants for $4.4 million

Daniel Coleman, Chief Executive Officer of KCG, said, “KCG’s financial results for the fourth quarter of 2015 reflect a more difficult operating environment for market making due largely to macro market events as well as competitive pressures in U.S. equity wholesaling. In the fourth quarter, we made progress in growing KCG Electronic Trading among the largest U.S. asset managers. In addition, we continued to execute on our program of returning excess capital to our stockholders when conditions warrant.”

Full Year 2015

In 2015, KCG continued to build an intermediary firm capable of directly addressing the urgent need for liquidity across the global securities markets through principal and agency-based trading. A renewed focus on strategic clients contributed to a market share gain in retail U.S. equity order flow from brokers as well as increased algorithmic U.S. equity share volume from asset managers year over year. In terms of cost control, KCG reduced non-GAAP, non-transaction-based expenses by $60.2 million or 7.6 percent from a year ago (Exhibit 4). Following a strategic review of assets, the firm sold KCG Hotspot in the first quarter of 2015. The firm allocated a significant portion of available free cash toward capital return, repurchasing 27.0 million shares of KCG Class A Common Stock for $371.7 million, equivalent to approximately 23 percent of all shares outstanding at the beginning of 2015. For the year, KCG increased tangible book value by $3.17 to $14.89 per share and book value by $2.97 to $16.00 per share.

Mr. Coleman commented, “As the year came to a close, KCG initiated a more fundamental reengineering of operations. Preparations are underway to achieve greater efficiencies from the front to the back office. In addition, we’re consolidating corporate headquarters in lower Manhattan to facilitate greater collaboration across teams. In the coming year, we’ll focus on that which we can control in terms of reducing costs, adding scale and continuing the capital return program as we work to achieve a double-digit return on equity in 2017.”

Market Making

The Market Making segment encompasses direct-to-client and non-client, exchange-based market making across multiple asset classes and is an active participant in all major cash, options and futures markets in the U.S., Europe and Asia. During the fourth quarter of 2015, the segment generated total revenues of $168.2 million and a pre-tax loss of $6.4 million. Excluding charges related to asset writedowns of $15.5 million, the segment generated non-GAAP pre-tax income of $9.1 million.

During the fourth quarter of 2015, average daily consolidated U.S. equity dollar volume along with U.S. equity futures and options contracts declined year over year. In addition, market-wide gross retail U.S. equity dollar volume decreased an estimated 21.8 percent from a year ago, which negatively affected KCG direct-to-client market making. Despite the operating environment, KCG gained market share of retail order flow from leading U.S. brokers year over year amid continued strong competition. The results for the segment were also affected by the deterioration in market volumes of U.S. Treasuries and foreign exchange from a year ago as well as macro events affecting Asian equities.

Mr. Coleman commented, “The decline in consolidated U.S. equity market volumes and volatility was exacerbated by continuing strong competition, tight spreads and the weakest quarterly gross retail dollar volume in a year and a half. Retail investors pulled money from the U.S. equity market in December and we saw evidence of institutional-size portfolio liquidations late in the quarter. In fixed income market making, KCG Acknowledge FI set a new quarterly record for average daily U.S. Treasury notional volume with a 51 percent rise year over year despite a decline in market volumes.”

In the third quarter of 2015, the segment generated total revenues of $299.8 million and pre-tax income of $85.4 million. Excluding expenses related to asset writedowns of $4.4 million, the segment generated non-GAAP pre-tax income of $89.8 million.

In the fourth quarter of 2014, the segment generated total revenues of $238.7 million and pre-tax income of $42.7 million.

Select Trade Statistics: U.S. Equity Market Making

	4Q15	3Q15	4Q14
Average daily dollar volume traded ($ millions)	28,842	31,517	31,621
Average daily trades (thousands)	3,667	4,025	4,036
Average daily shares traded (millions)	4,698	4,823	5,241
NYSE and NASDAQ shares traded	922	985	933
OTC Bulletin Board and OTC Market shares traded	3,775	3,838	4,308
Average revenue capture per U.S. equity dollar value traded (bps)	0.77	1.27	0.93

Global Execution Services

The Global Execution Services segment comprises agency execution services and trading venues. During the fourth quarter of 2015, the segment generated total revenues of $70.2 million and pre-tax loss of $1.1 million. Excluding a writedown of goodwill of $0.9 million, the segment generated a non-GAAP pre-tax loss of $0.2 million.

During the fourth quarter of 2015, institutional trading activity in U.S. equities and ETFs declined year over year given the uncertain market outlook. The sustained domestic equity mutual fund outflows during the course of the year presaged to an extent the change in investment sentiment. Despite the environment, KCG grew average daily algorithmic U.S. equity share volume from the 25 largest U.S. asset managers 37 percent from a year ago. In addition, KCG BondPoint grew average daily fixed income par value traded 15.1 percent from a year ago.

Mr. Coleman commented, “During the quarter, we continued to deepen relationships with the leading U.S. asset managers, which account for a disproportionate amount of institutional trading activity. KCG Electronic Trading offers algorithms that leverage the firm’s exceptional intellectual capital, trading models, technology and data to generate alpha on behalf of clients. During the quarter, KCG BondPoint produced a new quarterly record for fixed income trade volume by continually providing the leading U.S. brokers with effective price discovery, centralized liquidity, cost-efficient trade execution and best execution for the retail investor.”

In the third quarter of 2015, the segment generated total revenues of $69.7 million and a pre-tax loss of $1.1 million.

In the fourth quarter of 2014, which included the results of KCG Hotspot which was sold in the first quarter of 2015, the segment generated total revenues of $93.4 million and pre-tax income of $10.0 million. Excluding a gain of $2.1 million related to the completion of the sale of the FCM, the segment generated non-GAAP pre-tax income of $7.9 million.

Select Trade Statistics: Agency Execution and Trading Venues

	4Q15	3Q15	4Q14
Average daily KCG algorithmic trading and order routing U.S. equities shares traded (millions)	311.7	316.8	334.3
Average daily KCG BondPoint fixed income par value traded ($ millions)	150.7	130.5	130.8

Corporate and Other

The Corporate and Other segment includes strategic investments and corporate overhead expenses. During the fourth quarter of 2015, the segment generated total revenues of $24.2 million and pre-tax income of $0.4 million. Excluding gains on sales and writedowns of investments of $19.8 million and $3.2 million, respectively and a $1.0 million writedown of an intangible asset, the segment generated a non-GAAP pre-tax loss of $15.1 million.

In the third quarter of 2015, the segment generated total revenues of $7.6 million and a pre-tax loss of $49.0 million. Excluding the writedown of assets and other real estate related charges of $29.7 million, the segment generated a non-GAAP pre-tax loss of $19.3 million in the third quarter.

In the fourth quarter of 2014, the segment generated total revenues of $14.0 million and a pre-tax loss of $26.1 million. Excluding lease loss expenses of $6.1 million, the segment generated a non-GAAP pre-tax loss of $20.0 million.

Financial Condition

As of December 31, 2015, KCG had $581.3 million in cash and cash equivalents. Total outstanding debt was $495.6 million. KCG had $1.44 billion in stockholders’ equity, equivalent to a book value of $16.00 per share and tangible book value, which includes the value of its assets of businesses held for sale, of $14.89 per share based on total shares outstanding of 90.2 million, including restricted stock units.

KCG’s headcount was 1,006 full-time employees at December 31, 2015 compared to 1,033 at September 30, 2015.

During the fourth quarter of 2015, KCG repurchased 2.3 million shares for approximately $29.4 million and 2.6 million warrants for $4.4 million under the Company’s stock repurchase program.

Management from time to time conducts a strategic review of its businesses and evaluates their potential value in the marketplace relative to their current and expected returns. As a result of such a review, KCG determined that certain of its businesses are no longer considered core to its strategy, and KCG is currently seeking the opportunity to exit or divest of these businesses. KCG believes that this current course of action does not represent a strategic shift that will have a major effect on its operations and financial results, but does meet the requirements to be considered held-for-sale at December 31, 2015. As part of this review, KCG determined that the carrying value of certain assets that are considered held for sale exceeded their fair value, and, as a result, recorded a charge totaling $16.3 million as it relates to such held-for-sale businesses. The fair value of such assets, of $24.7 million, are included within assets of businesses held-for-sale on the December 31, 2015 Statement of Financial Condition. In aggregate, these businesses accounted for less than 1.5% of consolidated revenues in 2015.

Conference Call

KCG will hold a conference call to discuss fourth quarter 2015 financial results starting at 9:00 a.m. Eastern Time today, January 29, 2016. To access the call, dial 800-967-0627 (domestic) or 913-312-0689 (international) and enter passcode 749088. In addition, the call will be webcast at http://edge.media-server.com/m/p/xge9rvfo. Following the conclusion of the call, a replay will be available by selecting a number based on country of origin from a list posted at: https://replaynumbers.conferencinghub.com/index.aspx?confid=749088&passcode=749088 and entering passcode 749088.

Additional information for investors, including a presentation of the fourth quarter financial results, can be found at http://investors.kcg.com.

Non-GAAP Financial Presentations

KCG believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding operating results. Selected financial information is included in the non-GAAP financial presentations for the three months ended December 31, 2015, September 30, 2015 and December 31, 2014 and for the years ended December 31, 2015 and December 31, 2014. KCG believes the presentations provide a meaningful summary of revenues and results of operations for each of the three and twelve month periods. Reconciliations of GAAP to non-GAAP results are included in the schedules in Exhibit 4.

About KCG

KCG is a leading independent securities firm offering investors and clients a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the inability to manage trading strategy performance and sustain revenue and earnings growth; (ii) the sale of KCG Hotspot; (iii) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by Congress, federal and state regulators, the SRO’s and the media on market structure issues, and in particular, the scrutiny of high frequency trading, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (iv) past or future changes to KCG’s organizational structure and management; (v) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vi) KCG’s ability to keep up with technological changes; (vii) KCG’s ability to effectively identify and manage market risk, operational and technology risk, cybersecurity risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (viii) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; (ix) the effects of increased competition and KCG’s ability to maintain and expand market share; (x) the announced plan to relocate KCG’s global headquarters from Jersey City, NJ to New York, NY; and (xi) KCG’s ability to complete the sale or disposition of any or all of the assets or businesses that are classified as held for sale. The list above is not exhaustive. Because forward looking statements involve risks and uncertainties, the actual results and performance of KCG may materially differ from the results expressed or implied by such statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, KCG also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in KCG’s reports with the U.S. Securities and Exchange Commission (“SEC”), including those detailed under “Certain Factors Affecting Results of Operations” in the MD&A and in “Risk Factors” in Part I, Item 1A of KCG ‘s Annual Report on Form 10-K for the year ended December 31, 2014, and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time. This information should be read in conjunction with KCG’s Consolidated Financial Statements and the Notes thereto contained in the Quarterly Report on Form 10-Q for the quarter-ended September 30, 2015, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com

KCG HOLDINGS, INC.	Exhibit 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended
	December 31, 2015	September 30, 2015	December 31, 2014
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$145,959	$277,677	$221,415
Commissions and fees	94,315	95,027	117,326
Interest, net	(429)	(1,080)	(177)
Investment income and other, net	22,816	5,412	7,575

Total revenues	262,661	377,036	346,139

Expenses
Employee compensation and benefits	67,823	121,597	116,214
Execution and clearance fees	66,613	67,502	82,377
Communications and data processing	36,003	35,256	36,945
Depreciation and amortization	25,077	23,813	21,224
Payments for order flow	14,464	17,121	14,698
Debt interest expense	9,186	9,117	7,721
Collateralized financing interest	8,746	8,617	7,973
Occupancy and equipment rentals	7,842	7,472	8,514
Professional fees	5,774	4,406	5,695
Business development	1,751	1,846	2,308
Writedown of assets and other real estate related charges	17,404	34,029	6,117
Other	9,074	10,841	9,822

Total expenses	269,757	341,617	319,608

(Loss) income from continuing operations before income taxes	(7,096)	35,419	26,531
Income tax (benefit) expense	(2,500)	13,482	562

(Loss) income from continuing operations, net of tax	(4,596)	21,937	25,969
Loss from discontinued operations, net of tax	—	—	165

Net (loss) income	$(4,596)	$21,937	$26,134

Basic (loss) earnings per share from continuing operations	$(0.05)	$0.24	$0.24

Diluted (loss) earnings per share from continuing operations	$(0.05)	$0.24	$0.23

Basic loss per share from discontinued operations	$—	$—	$—

Diluted loss per share from discontinued operations	$—	$—	$—

Basic (loss) earnings per share	$(0.05)	$0.24	$0.24

Diluted (loss) earnings per share	$(0.05)	$0.24	$0.23

Shares used in computation of basic earnings (loss) per share	89,184	91,134	109,654

Shares used in computation of diluted earnings (loss) per share	89,184	92,079	112,224

KCG HOLDINGS, INC.	Exhibit 1
CONSOLIDATED STATEMENTS OF OPERATIONS	(Continued	)
(Unaudited)

	For the years ended
	December 31, 2015	December 31, 2014
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$803,181	837,357
Commissions and fees	376,673	437,022
Interest, net	(2,128)	621
Investment income and other, net	420,009	41,232

Total revenues	1,597,735	1,316,232

Expenses
Employee compensation and benefits	405,609	437,269
Execution and clearance fees	265,186	305,177
Communications and data processing	139,263	150,595
Depreciation and amortization	90,231	81,448
Payments for order flow	61,741	70,183
Debt interest expense	36,755	32,456
Collateralized financing interest	34,678	27,860
Occupancy and equipment rentals	30,128	32,707
Professional fees	27,055	25,596
Business development	8,479	9,763
Debt extinguishment charges	25,006	9,552
Writedown of assets and other real estate related charges	57,892	8,625
Other	38,375	39,814

Total expenses	1,220,398	1,231,045

Income from continuing operations before income taxes	377,337	85,187
Income tax expense	129,857	22,753

Income from continuing operations, net of tax	247,480	62,434
Loss from discontinued operations, net of tax	—	(1,332)

Net Income	$247,480	$61,102

Basic earnings per share from continuing operations	$2.46	$0.55

Diluted earnings per share from continuing operations	$2.40	$0.54

Basic loss per share from discontinued operations	$—	$(0.01)

Diluted loss per share from discontinued operations	$—	$(0.01)

Basic earnings per share	$2.46	$0.54

Diluted earnings per share	$2.40	$0.52

Shares used in computation of basic earnings (loss) per share	100,437	112,854

Shares used in computation of diluted earnings (loss) per share	102,922	116,534

KCG HOLDINGS, INC.	Exhibit 2
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$581,313	$578,768
Cash and cash equivalents segregated under federal and other regulations	3,000	3,361
Financial instruments owned, at fair value:
Equities	2,129,208	2,479,910
Listed options	178,360	144,586
Debt securities	136,387	82,815
Other financial instruments	445	60

Total financial instruments owned, at fair value	2,444,400	2,707,371
Collateralized agreements:
Securities borrowed	1,636,284	1,632,062
Receivable from brokers, dealers and clearing organizations	681,211	1,188,833
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	94,858	134,051
Investments	98,943	100,726
Goodwill and Intangible assets, less accumulated amortization	100,471	152,594
Deferred tax asset, net	151,703	154,759
Income taxes receivable	18,054	17,771
Assets of businesses held for sale	24,749	40,484
Other assets	215,943	119,874

Total assets	$6,050,929	$6,830,654

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,856,171	$2,069,342
Listed options	151,893	115,362
Debt securities	105,340	101,003

Total financial instruments sold, not yet purchased, at fair value	2,113,404	2,285,707
Collateralized financings:
Securities loaned	463,377	707,744
Financial instruments sold under agreements to repurchase	954,902	933,576

Total collateralized financings	1,418,279	1,641,320
Payable to brokers, dealers and clearing organizations	273,805	676,089
Payable to customers	17,387	22,110
Accrued compensation expense	154,547	114,559
Accrued expenses and other liabilities	135,401	143,677
Liabilities of businesses held for sale	—	2,356
Debt	495,632	422,259

Total liabilities	4,608,455	5,308,077

Equity
Class A Common Stock	1,060	1,275
Additional paid-in capital	1,436,671	1,369,298
Retained earnings	190,496	272,780
Treasury stock, at cost	(186,103)	(122,909)
Accumulated other comprehensive income	350	2,133

Total equity	1,442,474	1,522,577

Total liabilities and equity	$6,050,929	$6,830,654

KCG HOLDINGS, INC.	Exhibit 3

PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*

(In thousands)

(Unaudited)

	For the three months ended
	December 31, 2015	September 30, 2015	December 31, 2014
Market Making
Revenues	$168,227	$299,755	$238,740
Expenses	174,609	214,336	196,030

Pre-tax earnings (loss)	(6,382)	85,419	42,710

Global Execution Services
Revenues	70,221	69,713	93,369
Expenses	71,336	70,763	83,400

Pre-tax earnings (loss)	(1,115)	(1,050)	9,969

Corporate and Other
Revenues	24,213	7,568	14,030
Expenses	23,812	56,519	40,178

Pre-tax earnings (loss)	401	(48,951)	(26,148)

Consolidated
Revenues	262,661	377,036	346,139
Expenses	269,757	341,617	319,608

Pre-tax earnings (loss)	$(7,096)	$35,419	$26,531

*	Totals may not add due to rounding.

KCG HOLDINGS, INC.	Exhibit 3 (Continued)

PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*

(In thousands)

(Unaudited)

	For the twelve months ended
	December 31, 2015	December 31, 2014
Market Making
Revenues	$884,858	$901,152
Expenses	762,080	754,439

Pre-tax earnings	122,778	146,713

Global Execution Services
Revenues	667,723	345,710
Expenses	298,766	334,654

Pre-tax earnings	368,957	11,056

Corporate and Other
Revenues	45,154	69,369
Expenses	159,552	141,951

Pre-tax loss	(114,398)	(72,582)

Consolidated
Revenues	1,597,735	1,316,232
Expenses	1,220,398	1,231,045

Pre-tax earnings	$377,337	$85,187

*	Totals may not add due to rounding.

KCG HOLDINGS, INC.	Exhibit 4
Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)*
(in thousands)
(Unaudited)

Three months ended December 31, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Revenues to Non-GAAP Revenues:
GAAP Revenues	$168,227	$70,221	$24,213	$262,661
Gain on sales of investments	—	—	(19,751)	(19,751)
Writedowns of investments	—	—	3,224	3,224

Non- GAAP Revenues	$168,227	$70,221	$7,686	$246,134

Three months ended December 31, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP (Loss) income from continuing operations before income taxes	$(6,382)	$(1,115)	$401	$(7,096)
Gain on sales of investments	—	—	(19,751)	(19,751)
Writedowns of investments	—	—	3,224	3,224
Writedown of goodwill and intangible assets	15,266	907	1,014	17,187
Writedown of assets	216	—	—	216

Non GAAP Income (loss) from continuing operations before income taxes	$9,100	$(208)	$(15,112)	$(6,220)

Three months ended September 30, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$85,419	$(1,050)	$(48,951)	$35,419
Other real estate related charges	—	—	28,825	28,825
Writedown of assets	4,379	—	825	5,204

Non-GAAP Income (loss) from continuing operations before income taxes	$89,798	$(1,050)	$(19,301)	$69,448

Three months ended December 31, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Revenues to Non-GAAP Revenues:
GAAP Revenues	$238,740	$93,369	$14,030	$346,139
Gain on sale of FCM	—	(2,116)	—	(2,116)

Non- GAAP Revenues	$238,740	$91,253	$14,030	$344,023

Three months ended December 31, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$42,710	$9,969	$(26,148)	$26,531
Gain on sale of FCM	—	(2,116)	—	(2,116)
Writedown of assets and lease loss accrual, net	—	—	6,117	6,117

Non-GAAP Income (loss) from continuing operations before income taxes	$42,710	$7,853	$(20,031)	$30,532

Year ended December 31, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Revenues to Non-GAAP Revenues:
GAAP Revenues	$884,858	$667,723	$45,154	$1,597,735
Gain on sale of KCG Hotspot	—	(385,026)	—	(385,026)
Gain on sales of investments	—	—	(19,751)	(19,751)
Writedowns of investments	—	—	3,224	3,224

Non- GAAP Revenues	$884,858	$282,697	$28,627	$1,196,182

Year ended December 31, 2015	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$122,778	$368,957	$(114,398)	$377,337
Gain on sale of KCG Hotspot	—	(385,026)	—	(385,026)
Gain on sales of investments	—	—	(19,751)	(19,751)
Writedowns of investments	—	—	3,224	3,224
Other real estate related charges	—	—	35,284	35,284
Accelerated stock-based compensation	19,844	8,202	803	28,849
Writedown of goodwill and intangible assets	15,266	907	1,014	17,187
Debt make-whole premium	—	—	16,500	16,500
Writedown of capitalized debt costs	—	—	8,506	8,506
Professional fees related to the sale of KCG Hotspot	—	6,736	—	6,736
Writedown of assets	4,595	—	825	5,420
Compensation expense related to the sale of KCG Hotspot	—	4,457	—	4,457

Non-GAAP Income (loss) from continuing operations before income taxes	$162,483	$4,233	$(67,993)	$98,723

Year ended December 31, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Revenues to Non-GAAP Revenues:
GAAP Revenues	$901,152	$345,710	$69,369	$1,316,232
Net gain related to tradeMONSTER combination with OptionsHouse	—	—	(15,105)	(15,105)
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)
Gain on sale of FCM	—	(2,116)	—	(2,116)

Non- GAAP Revenues	$901,152	$343,594	$44,620	$1,289,367

Year ended December 31, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$146,713	$11,056	$(72,582)	$85,187
Net gain related to tradeMONSTER combination with OptionsHouse	—	—	(15,105)	(15,105)
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)
Gain on sale of FCM	—	(2,116)	—	(2,116)
Compensation related to reduction in workforce and other employee separations	3,169	5,463	4,958	13,590
Writedown of capitalized debt costs	—	—	9,552	9,552
Writedown of assets and lease loss accrual, net	811	—	7,814	8,625

Non GAAP Income (Loss) from continuing operations before income taxes	$150,693	$14,403	$(75,007)	$90,089

Year ended December 31, 2015	GAAP	Adjustments for non-GAAP presentation	Non-GAAP expenses
Reconciliation of GAAP non transactional based expenses to Non GAAP non transactional based expenses**
Employee compensation and benefits	$405,609	$33,306	$372,303
Communications and data processing	139,263	—	139,263
Depreciation and amortization	90,231	—	90,231
Debt interest expense	36,755	—	36,755
Occupancy and equipment rentals	30,128	—	30,128
Professional fees	27,055	6,736	20,319
Business development	8,479	—	8,479
Debt extinguishment charges	25,006	25,006	—
Writedown of assets and other real estate related charges	57,892	57,892	—
Other	38,375	—	38,375

Total non-GAAP Expense	$858,793	$122,940	$735,853

Year ended December 31, 2014	GAAP	Adjustments for non-GAAP presentation	Non-GAAP expenses
Reconciliation of GAAP non transactional based expenses to Non GAAP non transactional based expenses**
Employee compensation and benefits	$437,269	$13,590	$423,679
Communications and data processing	150,595	—	150,595
Depreciation and amortization	81,448	—	81,448
Occupancy and equipment rentals	32,707	—	32,707
Debt interest expense	32,456	—	32,456
Professional fees	25,596	—	25,596
Business development	9,763	—	9,763
Debt extinguishment charges	9,552	9,552	—
Writedown of assets and other real estate related charges	8,625	8,625	—
Other	39,814	—	39,814

Total non-GAAP Expense	$827,825	$31,767	$796,058

**	Transactional based expenses refer to Execution and clearance fees, Payments for order flow and Collateralized financing interest
*	Totals may not add due to rounding